News Release

2980 Fairview Park Drive, Suite 1400, Falls Church, VA 22042-4525

October 15, 2002	Contacts:	Paul Paquin	Tatiana Stead
		V.P., Investor Relations	Corporate Media
		(703) 205-1039	(703) 205-1070

Capital One Reports Record Third Quarter Results
Raises 2002 Earnings per Share Growth Target to 35%
Maintains EPS Target for 2003

Falls Church, Va. (October 15, 2002) – Capital One Financial Corporation (NYSE: COF) today announced record earnings for the third quarter of 2002 of $258.8 million, or $1.13 per fully diluted share, versus earnings of $165.3 million, or $0.75 per share, for the comparable period in the prior year. This represents a 51 percent year-over-year increase in earnings per share. Earnings in the second quarter of 2002 were $213.1 million, or $0.92 per fully diluted share. The company also announced that it was raising its target for earnings per share growth for 2002 to 35 percent, up from the previous guidance of 30 percent. The company now expects to report earnings per share of approximately $3.93 for the year ending December 31, 2002. Also, the company maintained its 2003 earnings target at approximately $4.55 per share, which represents a 15 percent increase over the company’s expected 2002 earnings per share, and reaffirmed its long-term earnings per share growth target of 20 percent.

     “Capital One continues to deliver strong financial performance despite the challenging environment,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Assets grew by $3.6 billion in the quarter, profits are up over 50 percent over the same quarter of 2001, and credit quality performed as expected.”

     During the quarter, the company changed its financial statement presentation of recoveries for charged-off loan balances. The change was made to comply with the draft guidelines that were recently published by the Federal Financial Institutions Examination Council with respect to credit card industry account management. Under the company’s new presentation, recoveries of the principal portion of charged-off accounts continue to be treated as a reduction of current period charge-offs. Recoveries of finance charges and fees are now reported as revenue instead of a reduction of charge-offs, and are reflected in the appropriate income statement line items.

Capital One Reports Record First Quarter Earnings

     The change in the treatment of recoveries also resulted in a change to the recoveries estimate used to calculate the company’s allowance for loan losses and its estimate for uncollectable finance charge and fee revenue. This change in estimate increased the provision for loan losses by $133 million and increased the amount of finance charges and fees deemed collectible by $83 million. Recoveries recorded in prior period financial statements have been reclassified to conform with the new financial statement presentation. The accompanying tables illustrate the overall effects of the new recoveries presentation on income statement items as well as key statistics including charge-off rate, net interest margin, and revenue margin.

     The company increased its allowance for loan losses by $358 million in the third quarter including $133 million due to the new recoveries presentation. The remainder of the allowance increase largely reflected growth in reported loans during the period.

     The managed net charge-off rate decreased to 4.96 percent for the third quarter of 2002 compared with 4.98 percent for the second quarter of 2002. Fifty-seven basis points of the third quarter charge-off rate and 62 basis points of the second quarter charge-off rate was due to the change in financial statement presentation of recoveries. The managed delinquency rate (30+ days) increased to 5.36 percent as of September 30, 2002, compared with 4.54 percent as of June 30, 2002 and 5.20 percent at September 30, 2001.

     Charge-offs are expected to rise in the fourth quarter of this year and the early part of next year due to the seasoning of subprime assets added in the fourth quarter of 2001 and early 2002, as well as the slowing of loan growth. The company expects that its managed charge-off rate will rise to the low-6 percent range in the fourth quarter. (This is consistent with previous guidance that the fourth quarter charge-offs would be in the mid-5 percent range, prior to recoveries reclassification.) The company expects charge-offs to rise to the high-6 percent range in the first half of 2003 and then decline somewhat in the second half of 2003.

     Third quarter 2002 revenue, defined as managed net interest income and non-interest income, rose to $2.6 billion from $2.4 billion in the second quarter of 2002. The company’s managed consumer loan balances increased by $3.7 billion in the third quarter to $56.9 billion. The company’s managed revenue margin increased by 36 basis points to 17.49 percent in the third quarter of 2002 from 17.13 percent in the second quarter of 2002. This increase reflects both the one-time and ongoing impacts detailed in the accompanying tables.

     Marketing expense for the third quarter of 2002 was $185.8 million, down from $320.4 million in the second quarter of 2002. Reflecting the lower marketing expense, Capital One’s accounts declined to 48.2 million from 48.6 million at the end of the second quarter. Other non-interest expenses (excluding marketing) for the third quarter of 2002 were $965.2 million versus $833.2 million for the second quarter

Capital One Reports Record First Quarter Earnings

of 2002. Annualized operating expenses per account increased to $80 for the third quarter of 2002 from $70 in the prior quarter. The company incurred a number of one-time expenses totaling $110 million, or $9 in annualized operating costs per account.

     “The lower marketing investment in the third quarter reflects our return to a more normal level of loan growth,” said Nigel W. Morris, Capital One’s President and Chief Operating Officer. “We expect marketing to increase in 2003 as we take advantage of the attractive opportunities that we see in all major areas of our business including US card, installment and auto loans, and our international activities. This quarter clearly demonstrates our ability to grow our business and profitability on a stronger, more diversified business platform.”

     The company cautioned that its current expectations for fourth-quarter 2002 and full-year 2003 earnings, and future growth and charge-off expectations, are forward looking statements and actual results could differ materially from current expectations due to a number of factors, including: competition in the credit card industry; the actual account and balance growth achieved by the company; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in regulation; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs. A discussion of these and other factors can be found in Capital One’s annual and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the year ended December 31, 2001.

     Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One’s subsidiaries collectively had 48.2 million accounts and $56.9 billion in managed loans outstanding as of September 30, 2002. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

####

Note: This release, financial information and a live Webcast of today’s 5:00pm (EDT) analyst conference call is accessible on the Internet on Capital One’s home page (http://www.capitalone.com). Choose “About Capital One” to access the Investor Center to view and download the earnings press release and other financial information.

Capital One Financial Corporation
Impact of Recoveries Reclassification — Managed
(in thousands)(unaudited)

	2002				2001

	Third		Second	First	Fourth	Third	Second	First
	Quarter		Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Managed — Prior to Reclassification
Net Interest Income	$1,349,731		$1,185,151	$1,120,868	$982,943	$926,668	$823,701	$759,308
Non-Interest Income	$1,113,543		$1,113,853	$959,881	$941,524	$852,504	$796,273	$747,096
Provision for Loan Losses	$844,084		$801,619	$617,601	$563,325	$437,594	$379,128	$356,523
Net Interest Margin	9.00%		8.53%	8.87%	8.68%	9.27%	9.11%	9.21%
Revenue Margin	16.42%		16.55%	16.47%	16.99%	17.79%	17.91%	18.27%
Net Charge-offs	$607,300		$559,131	$466,683	$456,861	$362,744	$332,815	$285,950
Net Charge-off Rate	4.39%		4.36%	4.00%	4.42%	3.92%	3.98%	3.75%
Managed — After Reclassifed
Net Interest Income	$1,435,274		$1,234,307	$1,172,536	$1,021,717	$962,122	$858,196	$791,782
Non-Interest Income	$1,189,111		$1,145,014	$990,161	$963,376	$872,115	$814,315	$763,971
Provision for Loan Losses	$1,055,889		$881,936	$699,549	$623,951	$492,659	$431,665	$405,872
Net Interest Margin	9.57%		8.89%	9.28%	9.02%	9.62%	9.49%	9.60%
Revenue Margin	17.49%		17.13%	17.12%	17.53%	18.35%	18.49%	18.87%
Net Charge-offs	$685,677		$639,448	$548,631	$517,487	$417,809	$385,352	$335,299
Net Charge-off Rate	4.96%		4.98%	4.70%	5.01%	4.51%	4.61%	4.40%
Change in Managed
Net Interest Income	$85,543		$49,156	$51,668	$38,774	$35,454	$34,495	$32,474
Non-Interest Income	$75,568		$31,161	$30,280	$21,852	$19,611	$18,042	$16,875
Provision for Loan Losses	$211,805		$80,317	$81,948	$60,626	$55,065	$52,537	$49,349
Net Interest Margin	0.57	% (1)	0.35%	0.41%	0.34%	0.35%	0.38%	0.39%
Revenue Margin	1.07	% (2)	0.58%	0.65%	0.54%	0.55%	0.58%	0.60%
Net Charge-offs	$78,377		$80,317	$81,948	$60,626	$55,065	$52,537	$49,349
Net Charge-off Rate	0.57%		0.62%	0.70%	0.59%	0.59%	0.63%	0.65%

(1)	26 basis point increase in net interest margin relates to the one-time impact of the change in estimate.

(2)	55 basis point increase in revenue margin relates to the one-time impact of the change in estimate.

CAPITAL ONE FINANCIAL CORPORATION
Impact of the Recoveries Reclassification
For the Three Months Ended September 30, 2002
(in thousands)(unaudited)

			After Reclassification,
	Prior to	Recoveries	Prior to Change	Impact of	Q3 2002
	Recoveries Change	Reclassification	in Estimate	Change in Estimate	Managed

Managed:
Net interest income	$1,349,731	$47,167	$1,396,898	$38,376	$1,435,274
Non-interest Income	1,113,543	31,210	1,144,753	44,358	1,189,111

Total revenue	2,463,274	78,377	2,541,651	82,734	2,624,385
Provision for loan losses	844,084	78,377	922,461	133,428	1,055,889
Marketing	185,795		185,795		185,795
Operations costs	965,225		965,225		965,225

Income before income taxes	468,170	—	468,170	(50,694)	417,476
Income taxes	177,905		177,905	(19,264)	158,641

Net income	$290,265	$—	$290,265	$(31,430)	$258,835

Diluted EPS	$1.27		$1.27		$1.13

Revenue Margin	16.42%		16.94%		17.49%
Net Interest Margin	9.00%		9.31%		9.57%
Risk Adjusted Margin	12.37%		12.37%		12.92%
Charge-off Rate	4.39%		4.96%		4.96%
Delinquency Rate	5.22%		5.22%		5.36%
Allowance to Reported Loans	5.20%		5.20%		5.68%

During the third quarter, the company changed its financial statement presentation of recoveries for charged-off loans. The change was made in response to draft guidelines that were recently published by the Federal Financial Institutions Examination Council with respect to credit card account management. Previously, the company recognized all recoveries of charged-off loans in the allowance for loan losses and provision for loan losses. The company now treats the portion of recoveries related to finance charges and fees as revenue. All prior-period recoveries have been reclassified to conform to the current financial statement presentation of recoveries.

In the third quarter, the change in the treatment of recoveries also resulted in a change to the recoveries estimate used to calculate the company’s allowance for loan losses and its finance charge and fee revenue.

The tables above illustrate the overall effects of the change in the treatment of recoveries on income statement items as well as key statistics.

Capital One Financial Corporation
Impact of Recoveries Reclassification — Reported
(in thousands)(unaudited)

	2002				2001

	Third		Second	First	Fourth	Third	Second	First
	Quarter		Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Reported — Prior to Reclassification
Net Interest Income	$663,596		$629,577	$584,107	$489,780	$427,821	$370,070	$375,719
Non-Interest Income	$1,463,043		$1,369,586	$1,226,250	$1,177,251	$1,144,190	$1,073,676	$1,024,776
Provision for Loan Losses	$507,449		$501,780	$347,212	$305,889	$230,433	$202,900	$250,614
Net Interest Margin	8.18%		8.21%	8.56%	8.09%	8.09%	7.63%	8.36%
Revenue Margin	26.21%		26.07%	26.53%	27.55%	29.73%	29.76%	31.14%
Net Charge-offs	$270,665		$259,292	$196,295	$199,426	$155,584	$156,586	$180,041
Net Charge-off Rate	4.08%		4.09%	3.50%	4.11%	3.55%	3.76%	4.64%
Reported — After Reclassified
Net Interest Income	$722,429		$654,412	$611,238	$511,768	$449,058	$392,008	$397,308
Non-Interest Income	$1,520,178		$1,384,812	$1,241,524	$1,189,015	$1,155,421	$1,084,255	$1,035,071
Provision for Loan Losses	$674,111		$541,841	$389,617	$339,641	$262,901	$235,417	$282,498
Net Interest Margin	8.91%		8.53%	8.96%	8.46%	8.49%	8.08%	8.84%
Revenue Margin	27.64%		26.59%	27.15%	28.10%	30.34%	30.43%	31.85%
Net Charge-offs	$303,899		$299,353	$238,700	$233,178	$188,052	$189,103	$211,925
Net Charge-off Rate	4.58%		4.72%	4.26%	4.81%	4.29%	4.54%	5.47%
Change in Reported
Net Interest Income	$58,833		$24,835	$27,131	$21,988	$21,237	$21,938	$21,589
Non-Interest Income	$57,135		$15,226	$15,274	$11,764	$11,231	$10,579	$10,295
Provision for Loan Losses	$166,662		$40,061	$42,405	$33,752	$32,468	$32,517	$31,884
Net Interest Margin	0.73	% (1)	0.32%	0.40%	0.36%	0.40%	0.45%	0.48%
Revenue Margin	1.43	% (2)	0.52%	0.62%	0.56%	0.61%	0.67%	0.71%
Net Charge-offs	$33,234		$40,061	$42,405	$33,752	$32,468	$32,517	$31,884
Net Charge-off Rate	0.50%		0.63%	0.76%	0.70%	0.74%	0.78%	0.83%

(1)	47 basis point increase in net interest margin relates to the one-time impact of the change in estimate.

(2)	102 basis point increase in revenue margin relates to the one-time impact of the change in estimate.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY

	2002	2002	2002	2001	2001
(in millions, except per share data and as noted)	Q3	Q2	Q1	Q4	Q3

Earnings (Managed Basis)
Net Interest Income	$1,435.3	$1,234.3	$1,172.5	$1,021.7	$962.1
Non-Interest Income	1,189.1	1,145.0	990.2	963.4	872.1

Total Revenue	2,624.4	2,379.3	2,162.7	1,985.1	1,834.2
Provision for Loan Losses	1,055.9	881.9	699.5	624.0	492.7
Marketing Expenses	185.8	320.4	353.5	301.2	281.9
Operating Expenses	965.2 (2)	833.2	806.4	773.4	793.0 (2)

Income Before Taxes	417.5	343.7	303.3	286.6	266.7
Tax Rate	38.0%	38.0%	38.0%	38.0%	38.0%
Net Income	$258.8	$213.1	$188.0	$177.7	$165.3
Common Share Statistics
Basic EPS	$1.17	$0.97	$0.86	$0.83	$0.78
Diluted EPS	$1.13	$0.92	$0.83	$0.80	$0.75
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$19.55	$18.13	$16.69	$15.33	$14.14
Stock Price Per Share (period end)	$34.92	$61.05	$63.85	$53.95	$46.03
Total Market Capitalization (period end)	$7,744.2	$13,512.9	$14,079.3	$11,695.2	$9,710.1
Shares Outstanding (period end)	221.8	221.3	220.5	216.8	211.0
Shares Used to Compute Basic EPS	220.6	220.0	217.5	214.7	210.8
Shares Used to Compute Diluted EPS	228.4	231.7	226.6	223.4	219.9
Managed Loan Statistics (period avg.)
Average Loans	$55,350	$51,343	$46,688	$41,352	$37,017
Average Earning Assets	$60,016	$55,559	$50,538	$45,295	$39,994
Average Assets	$64,193	$59,989	$54,258	$48,906	$43,363
Average Equity	$4,418	$4,021	$3,572	$3,223	$2,935
Net Interest Margin	9.57%	8.89%	9.28%	9.02%	9.62%
Revenue Margin	17.49%	17.13%	17.12%	17.53%	18.35%
Risk Adjusted Margin (1)	12.92%	12.53%	12.78%	12.96%	14.17%
Return on Average Assets (ROA)	1.61%	1.42%	1.39%	1.45%	1.53%
Return on Average Equity (ROE)	23.43%	21.20%	21.06%	22.05%	22.53%
Net Charge-Off Rate	4.96%	4.98%	4.70%	5.01%	4.51%
Net Charge-Offs	$685.7	$639.4	$548.6	$517.5	$417.8
Cost Per Account (in dollars)	$79.79	$69.99	$71.33	$73.69	$81.03
Managed Loan Statistics (period end)
Reported Loans	$28,104	$24,965	$24,428	$20,921	$17,480
Off-Balance Sheet Loans	28,779	28,243	24,136	24,343	21,009

Managed Loans	$56,883	$53,208	$48,564	$45,264	$38,489
Delinquency Rate (30+ days)	5.36%	4.54%	4.80%	4.95%	5.20%
Number of Accounts (000’s)	48,163	48,612	46,623	43,815	40,145
Total Assets	$65,614	$62,022	$55,381	$52,506	$44,497
Capital (3)	$5,149.6	$4,823.6	$3,778.4	$3,422.2	$3,081.9
Capital to Managed Assets Ratio	7.85%	7.78%	6.82%	6.52%	6.93%

(1)  Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(2)  Includes $110.0 million and $38.8 million of one-time charges in Q3 2002 and Q3 2001, respectively.

(3)  Includes preferred interests and mandatory convertible securities.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUPPLEMENT

	2002	2002	2002	2001	2001
(in millions, except per share data and as noted)	Q3	Q2	Q1	Q4	Q3

Revenue & Expense Statistics
Net interest income growth (annualized)	65%	21%	59%	25%	48%
Non interest income growth (annualized)	15%	63%	11%	42%	28%
Revenue growth (annualized)	41%	40%	36%	33%	39%
Revenue margin (receivables)	18.97%	18.54%	18.53%	19.20%	19.82%
Risk adjusted margin (receivables)	14.01%	13.55%	13.83%	14.20%	15.31%
Ops cost as a % of revenues	36.78%	35.02%	37.28%	38.96%	43.23%
Ops cost as a % of average loans (annualized)	6.98%	6.49%	6.91%	7.48%	8.57%
Per Account Statistics
Net interest income per account (annualized)	$118.65	$103.69	$103.72	$97.35	$98.31
Non interest income per account (annualized)	$98.30	$96.18	$87.59	$91.79	$89.12
Revenue per account (annualized)	$216.95	$199.87	$191.31	$189.15	$187.43
Net income per account (annualized)	$21.39	$17.90	$16.63	$16.93	$16.90
Ops cost per account (annualized)	$79.79	$69.99	$71.33	$73.69	$81.03
Credit Quality Statistics
Allowance as a % of reported loans	5.68%	4.95%	4.05%	4.02%	4.16%
Allowance as a % of charge-offs (annualized)	131.21%	103.29%	103.69%	90.05%	96.62%
Provision as a % of charge-offs	153.99%	137.92%	127.51%	120.57%	117.92%
Growth Statistics
Average accounts (000’s)	48,388	47,618	45,219	41,980	39,146
Net new accounts per quarter (000’s)	(449)	1,989	2,808	3,670	1,999
% account growth Q over Q (annualized)	(4)%	17%	26%	37%	21%
% account growth Y over Y	20%	27%	28%	30%	36%
Net new loans	$3,675	$4,644	$3,300	$6,775	$3,206
% loan growth Q over Q (annualized)	28%	38%	29%	70%	36%
% loan growth Y over Y	48%	51%	54%	53%	59%
Balance Sheet Measures
% off-balance sheet securitizations	51%	53%	50%	54%	55%
% at teaser rate (introductory)	11%	12%	13%	12%	10%

NR — Measure not relevant

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)

	September 30	June 30	September 30
	2002	2002	2001

Assets:
Cash and due from banks	$316,010	$244,857	$64,884
Federal funds sold and resale agreements	304,782	432,124	365,652
Interest-bearing deposits at other banks	112,248	448,363	102,094

Cash and cash equivalents	733,040	1,125,344	532,630
Securities available for sale	4,290,441	4,538,223	2,707,564
Consumer loans	28,104,186	24,965,210	17,479,715
Less: Allowance for loan losses	(1,595,000)	(1,237,000)	(727,000)

Net loans	26,509,186	23,728,210	16,752,715
Accounts receivable from securitizations	2,584,528	2,417,775	1,949,361
Premises and equipment, net	789,726	808,972	740,144
Interest receivable	182,300	151,828	108,868
Other	1,820,749	1,064,127	722,155

Total assets	$36,909,970	$33,834,479	$23,513,437

Liabilities:
Interest-bearing deposits	$16,885,553	$16,014,392	$11,075,499
Senior notes	5,561,489	6,069,719	5,462,025
Other borrowings	6,638,560	4,590,716	1,810,208
Interest payable	214,220	235,108	148,931
Other	3,274,637	2,910,638	2,033,481

Total liabilities	32,574,459	29,820,573	20,530,144
Stockholders’ Equity:
Common stock	2,227	2,222	2,121
Paid-in capital, net	1,636,738	1,600,489	1,154,211
Retained earnings and cumulative other comprehensive income	2,731,498	2,446,147	1,872,520
Less: Treasury stock, at cost	(34,952)	(34,952)	(45,559)

Total stockholders’ equity	4,335,511	4,013,906	2,983,293

Total liabilities and stockholders’ equity	$36,909,970	$33,834,479	$23,513,437

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended

	September 30	June 30	September 30	September 30	September 30
	2002	2002	2001	2002	2001

Interest Income:
Consumer loans, including fees	$1,022,810	$950,092	$688,572	$2,836,989	$1,970,854
Securities available for sale	45,965	45,815	37,032	134,124	99,208
Other	39,304	28,754	18,323	95,989	24,481

Total interest income	1,108,079	1,024,661	743,927	3,067,102	2,094,543
Interest Expense:
Deposits	215,470	203,112	161,411	596,745	463,851
Senior notes	110,464	109,687	90,225	314,055	261,360
Other Borrowings	59,716	57,450	43,233	168,222	130,958

Total interest expense	385,650	370,249	294,869	1,079,022	856,169

Net interest income	722,429	654,412	449,058	1,988,080	1,238,374
Provision for loan losses	674,111	541,841	262,901	1,605,570	780,816

Net interest income after provision for loan losses	48,318	112,571	186,157	382,510	457,558
Non-Interest Income:
Servicing and securitizations	815,267	718,347	657,175	2,159,761	1,805,296
Service charges and other customer-related fees	586,708	529,112	401,544	1,633,101	1,204,225
Interchange	118,203	137,353	96,702	353,652	265,226

Total non-interest income	1,520,178	1,384,812	1,155,421	4,146,514	3,274,747
Non-Interest Expense:
Salaries and associate benefits	417,189	379,363	349,487	1,177,287	1,017,279
Marketing	185,795	320,446	281,910	859,777	781,819
Communications and data processing	106,128	101,601	92,735	299,922	240,933
Supplies and equipment	88,639	88,844	77,497	261,990	225,880
Occupancy	86,942	38,275	32,151	158,598	94,802
Other	266,327	225,117	241,117	706,987	622,747

Total non-interest expense	1,151,020	1,153,646	1,074,897	3,464,561	2,983,460

Income before income taxes	417,476	343,737	266,681	1,064,463	748,845
Income taxes	158,641	130,620	101,337	404,496	284,561

Net income	$258,835	$213,117	$165,344	$659,967	$464,284

Basic earnings per share	$1.17	$0.97	$0.78	$3.00	$2.23

Diluted earnings per share	$1.13	$0.92	$0.75	$2.88	$2.11

Dividends paid per share	$0.03	$0.03	$0.03	$0.08	$0.08

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 9/30/02			Quarter Ended 6/30/02			Quarter Ended 9/30//01

	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning assets:
Consumer loans	$55,350,137	$2,081,399	15.04%	$51,342,764	$1,838,672	14.32%	$37,017,405	$1,472,821	15.91%
Securities available for sale	3,877,119	45,965	4.74	3,662,832	45,815	5.00	2,645,982	37,032	5.60
Other	788,347	5,122	2.60	553,595	2,110	1.52	330,863	2,646	3.20

Total earning assets	$60,015,603	$2,132,486	14.21%	$55,559,191	$1,886,597	13.58%	$39,994,250	$1,512,499	15.13%

Interest-bearing liabilities:
Deposits	$16,519,572	$215,470	5.22%	$15,276,514	$203,112	5.32%	$10,537,193	$161,411	6.13%
Senior notes	5,718,548	110,464	7.73	5,959,240	109,687	7.36	5,280,860	90,225	6.83
Other borrowings	5,631,470	59,716	4.24	5,946,983	57,450	3.86	3,103,263	43,233	5.57
Securitization liability	28,740,188	311,562	4.34	25,965,894	282,041	4.34	19,472,058	255,508	5.25

Total interest-bearing liabilities	$56,609,778	$697,212	4.93%	$53,148,631	$652,290	4.91%	$38,393,374	$550,377	5.73%

Net interest spread			9.28%			8.66%			9.40%

Interest income to average earning assets			14.21%			13.58%			15.13%
Interest expense to average earning assets			4.64			4.69			5.51

Net interest margin			9.57%			8.89%			9.62%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.